Exhibit 10.81b

LANDLORD’S CONSENT AND ESTOPPEL CERTIFICATE

     425 Manchester Road, LLC, the person, firm or corporation identified as the landlord on Schedule “A” attached hereto (“Landlord”), DOES HEREBY CERTIFY THAT:

     1. Landlord has entered into a certain lease which is more particularly described in said Schedule (the “Lease”) covering a portion of certain real property located at 425 Manchester Road in Westminster, Carroll County, Maryland (the “Premises”).

     2. The Lease is valid, in full force and effect on the date hereof and enforceable in accordance with its terms and has not been modified or amended from the date of its execution to the date hereof, except as may otherwise be indicated on said Schedule “A.”

     3. The term of the Lease commenced on the date of commencement shown on Schedule “A” and will terminate, unless renewed or extended in accordance with its terms, on the date of termination shown on Schedule “A”.

     4. All conditions precedent to the commencement of the term of the Lease and to the payment of the basic rent, additional rent, percentage rent (if any) and all other charges specified therein have been satisfied or waived by Landlord.

     5. Landlord has delivered and Tenant has accepted and is in possession of the Premises and is paying the basic rent, additional rent, percentage rent (if any) and all other charges specified therein.

     6. The Premises and the use and occupancy thereof by Tenant comply with the terms of the Lease.

     7. Neither the Landlord under the Lease nor, to the best of Landlords knowledge, Tenant is in default with respect to the performance or observance of any of their respective covenants or obligations under the terms of the Lease nor has any event occurred with which the giving of notice or the passage of time would constitute a default under the Lease.

     8. Landlord has not received any prepayment of any basic rent due under the Lease, other than the current month’s rent.

     9. There are no rights of offset, abatement or reduction of basic rent presently accruing to Tenant by reason of any provision of the Lease or otherwise.

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     This Certificate is being given to and may be relied upon by Monro Muffler Brake, Inc. (“Monro”) their successors and/or assigns, to induce Monro to acquire Tenant’s leasehold interest under the Lease pursuant to an Asset Purchase Agreement between Atlantic Automotive Corp., its wholly-owned subsidiary, Mr. Tire, Inc. and Monro Muffler Brake, Inc. dated February 9, 2004.

     Landlord hereby acknowledges that its consent to the assignment of Tenant’s interest pursuant to the provisions of the Lease has been requested and consents to the assignment by Mr. Tire, Inc. to Monro Muffler Brake, Inc. of the Tenant’s leasehold interest.

     IN WITNESS WHEREOF, Landlord has caused this Consent and Estoppel Certificate to be duly executed this 27th day of February, 2004.

LANDLORD

By:	/s/ Fredric A. Tomarchio

Name:	Fredric A. Tomarchio

Title:	Member

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SCHEDULE “A”

Name of Landlord:	425 Manchester Road LLC

Name of Tenant:	Mr. Tire, Inc.

Date of Lease:	April 1, 1998

Leased Premises:	425 Manchester Road	(Rte. 27)

Westminster, MD 21158

Date(s) of amendment(s) to Lease (if any):	None

Term of Lease: Commencement:	April 1, 1998

Termination:	March 31, 2008

Option Terms (if any):	2 Ten (10) Year Terms

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